EXHIBIT 21
                                                                      ----------


                                                                   Jurisdiction
                                                                        of
          Subsidiary                                               Organization
          ----------                                               ------------
Housing - Home Sales, Inc.                                           Maryland
The Southampton Corporation                                          Maryland
All Seasons, Inc.                                                    Maryland
Washington Homes, Inc. of Virginia                                   Virginia
Designed Contracts, Inc.                                             Maryland
Consultants Corporation                                              Maryland
WH Land I, Inc.                                                      Maryland
WH Land II, Inc.                                                     Maryland
WH Properties, Inc.                                                  Maryland
Washington Homes (Delaware), Inc.                                    Delaware
WH Land III, Inc.                                                    Maryland
WH Properties Limited Partnership                                    Maryland
WH Properties II Limited Partnership                                 Maryland
Potomac Knolls A1 Limited Partnership                                Maryland
Potomac Knolls A3 Limited Partnership                                Maryland
Potomac Knolls B1 Limited Partnership                                Maryland
Potomac Knolls B2 Limited Partnership                                Maryland
Potomac Knolls B3 Limited Partnership                                Maryland
Potomac Knolls B4 Limited Partnership                                Maryland
Potomac Knolls D1 Limited Partnership                                Maryland
Potomac Knolls D4 Limited Partnership                                Maryland
Potomac Knolls E1 Limited Partnership                                Maryland
Potomac Knolls E4 Limited Partnership                                Maryland
Homebuyer's Mortgage, Inc.                                           Maryland
Westminster Homes, Inc.                                           North Carolina
WH/PR Land Company LLC                                               Delaware
New Homebuyer's Title Company, Inc.                                  Maryland
Homebuyer's Insurance Agency LLC                                     Maryland
New Homebuyer's Title Company (Virginia) LLC                         Virginia
Westminster Homes (Charlotte), Inc.                               North Carolina
Westminster Homes of Tennessee, Inc.                                 Tennessee
Arbor West LLC                                                       Maryland
Condominium Community (Park Place), Inc.                             Maryland
Condominium Community (Truman Drive), Inc.                           Maryland
Condominium Community (Bowie New Town), Inc.                         Maryland
Condominium Community (Quail Run), Inc.                              Maryland
Condominium Community (Largo Town), Inc.                             Maryland
Quarry Services, Inc.                                                Maryland
Carrington Homes LLC                                              North Carolina


           Omitted subsidiaries would not in the aggregate constitute a Significant Subsidiary.